UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2007

TEXADA VENTURES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51563

(Commission File Number)

98-0431245

(IRS Employer Identification No.)

Suite 720-999 West Broadway, Vancouver, B.C., Canada V5Z 1K5

(Address of principal executive offices and Zip Code)

(604) 562-6915

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On March 21, 2007, Texada Ventures Inc. (“Texada” or “the Company”) entered into a term sheet (“Term Sheet”) with Anglo Energy Refining Corp., a Panamanian corporation (“Anglo”), to acquire all Anglo’s rights and interests in a Production Sharing Agreement (the “PSA”) to be entered into between Anglo and a joint venture partner. The PSA relates to a 40% production sharing interest an Ecuadorian oil and gas field to be obtained by Anglo’s joint venture partner.

On April 5, 2007, Anglo and the Company entered into an Assignment Agreement (the “Assignment Agreement”) providing for the assignment of Anglo’s interest in the PSA in consideration for:

(a)

the payment by Texada to Anglo of an aggregate amount equal to $500,000 for expenses incurred by Anglo in connection with the PSA, with such amount payable as follows (i) $125,000 on the effective date of the Assignment Agreement, (ii) $125,000 on the thirty day anniversary of the effective date of the Assignment Agreement and (iii) $250,000 on the ninety day anniversary of the effective date of the Assignment Agreement;

(b)	the payment by Texada to Anglo of all future expenses of Anglo related to the PSA after the effective date of the Assignment Agreement;

(c)	the issuance to Anglo (or its nominee) of 30,000,000 shares of common stock of Texada upon the closing of the transactions contemplated in the PSA; and

(d)

to cause the transfer of 10,084,011 shares of restricted common stock of Texada by one or more existing shareholder(s) to Anglo (or its nominee) upon the closing of the the transactions contemplated in the PSA.

The Assignment Agreement supercedes the Term Sheet. The PSA is subject to negotiation with the joint venture partner and various governmental and regulatory approvals. The Assignment Agreement provides Texada the right to participate and observe in the negotiations of a definitive PSA and requires Texada and Anglo to use commercially reasonable efforts to cooperate in consummating the transactions contemplated therein. Anglo has granted Texada exclusive rights under the PSA by agreeing not to, directly or indirectly, solicit, initiate, encourage or enter into any acquisition proposals.

On April 10, 2007, the Company issued a 6% convertible debenture to Blackpool Ltd with a principal amount of $200,000 which is due and payable on December 31, 2008 (the “Debenture”). Interest is payable semi-annually beginning on September 30, 2007, and thereafter on March 31st and September 30th of each year, payable at the option of the Company in cash or shares. The principal and accrued interest on the Debenture may be converted at any time into shares of the Company’s common stock at $0.25 per share, at the option of the holder. If the Company closes the transactions contemplated by the Assignment Agreement, the Debenture will be automatically converted into common shares of the Company at $0.25 per share.

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Texada plans to raise up to $3,000,000 in concurrent financing to fund the cash consideration under the PSA and working capital requirements related to the acquisition.

Item 3.02      Unregistered Sales of Equity Securities

On April 10 , 2007, we issued a 6% convertible debenture to Blackpool Ltd., a non-U.S. person, in the principal amount of $200,000 which is due and payable on December 31, 2008. Interest is payable semi-annually beginning on September 30, 2007, and thereafter on March 31st and September 30th of each year, payable at the option of the Company in cash or shares. The principal and accrued interest on the Debenture may be converted at any time into shares of the Company's common stock at $0.25 per share, at the option of the holder. If the Company closes the transactions contemplated in the Assignment Agreement, the Debenture will be automatically converted into common shares of the Company at $0.25 per share. The convertible debenture was issued in an off-shore transaction (as defined under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) to one investor who is a non-U.S. person, in reliance upon the exception from the registration requirements available under Rule 903 of Regulation S under the Securities Act. The convertible debenture and underlying securities are “restricted securities” as defined under Rule 144(a)(3) in accordance with Rule 905 of Regulation S.

Item 8.01	Other Events

On April 10, 2007, the Company issued the Debenture to Blackpool Ltd, as more specifically described above.

Item 9.01	Financial Statement and Exhibits
Exhibit 99.1	Assignment Agreement dated April 5, 2007 between Texada Ventures Inc. and Anglo Energy Refining Corp., a Panamanian corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXADA VENTURES INC.

By: /s/ John Veltheer

John Veltheer

President, Secretary, Treasury and Director

Dated: April 11, 2007

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